SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 13, 2015, Zendesk, Inc. (the “Company”) entered into the Stock Purchase Agreement (the “Agreement”) by and among the Company, We Are Cloud SAS, a company organized under the laws of France (“We Are Cloud”), certain holders of the outstanding equity interests of We Are Cloud (the “Sellers”), and Rachel Delacour and Alven Capital Partners, represented by Mr. Jérémy Uzan, as the Sellers’ Representatives.

Pursuant to the Agreement, the Company acquired approximately 90% of the outstanding equity interests of We Are Cloud. The Company acquired all of the remaining equity interests of We Are Cloud pursuant to a Stock Purchase Agreement (the “Supplemental Purchase Agreement”) by and among the Company, We Are Cloud, and the holders of such equity interests (the “Supplemental Sellers”). This Supplemental Purchase Agreement was executed concurrently with the Agreement. The aggregate purchase price paid for all of the equity interests of We Are Cloud was approximately $45.0 million in cash, subject to working capital adjustments.

Subject to certain exceptions and limitations, the Sellers have agreed to indemnify the Company for breaches of representations, warranties, covenants, and other specified matters contained in the Agreement, and the Supplemental Sellers have agreed to indemnify the Company for breaches of representations, warranties, covenants, and other specified matters contained in the Supplemental Purchase Agreement. $7.0 million of the consideration paid upon the closing of the transaction will be held in escrow for a period of up to 18 months, to satisfy the indemnification obligations of the Sellers to the Company, with a portion of such escrow to be released 12 months following the closing of the transaction. Certain of the Sellers have agreed to non-competition and/or non-solicitation restrictions under the Agreement.

In connection with the transaction, the Company entered into retention arrangements with certain of the employees of We Are Cloud and its subsidiaries, pursuant to which the Company issued Restricted Stock Unit awards valued at approximately $10 million, subject to vesting based on service conditions. The Restricted Stock Unit awards were issued under the Company’s 2014 Stock Option and Incentive Plan.

The foregoing description of the Agreement and the Supplemental Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Supplemental Purchase Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, hereto and incorporated herein by reference.

The foregoing summary and this report are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. The assertions embodied in the Agreement’s representations and warranties and the Supplemental Purchase Agreement’s representations and warranties were made solely for purposes of the Agreement and the Supplemental Purchase Agreement, respectively, and may be subject to important qualifications and limitations agreed to by the parties to the Agreement and the Supplemental Purchase Agreement in connection with negotiating its terms. In particular, in reviewing the representations and warranties contained in the Agreement and the Supplemental Purchase Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Agreement and the Supplemental Purchase Agreement, respectively, and have been negotiated with the principal purpose of allocating risk between the parties rather than to establish matters as facts. The Agreement, the Supplemental Purchase Agreement, the representations and warranties contained therein, and the foregoing description of the Agreement and the Supplemental Purchase Agreement should not be relied upon as a disclosure of factual information relating to the Company or We Are Cloud. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission and in some cases may be qualified by disclosures made by one party to the other which are not necessarily reflected in the Agreement or the Supplemental Purchase Agreement, among other limitations.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 13, 2015, the Company completed the acquisition contemplated by the Agreement and the Supplemental Purchase Agreement. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1*

Stock Purchase Agreement by and among Zendesk, Inc., We Are Cloud SAS, the Sellers set forth therein, and Rachel Delacour and Alven Capital Partners, represented by Mr. Jérémy Uzan, as the Sellers’ Representatives, dated October 13, 2015.

2.2*	Stock Purchase Agreement by and among Zendesk, Inc., We Are Cloud SAS, and the Sellers set forth therein, dated October 13, 2015.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish a supplemental copy of any or all of such omitted exhibits or schedules to the Securities and Exchange Commission, upon its request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Alan Black
Alan Black
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

October 19, 2015

Exhibit Index

Exhibit No.	Description
2.1*

Stock Purchase Agreement by and among Zendesk, Inc., We Are Cloud SAS, the Sellers set forth therein, and Rachel Delacour and Alven Capital Partners, represented by Mr. Jérémy Uzan, as the Sellers’ Representatives, dated October 13, 2015.

2.2*	Stock Purchase Agreement by and among Zendesk, Inc., We Are Cloud SAS, and the Sellers set forth therein, dated October 13, 2015.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish a supplemental copy of any or all of such omitted exhibits or schedules to the Securities and Exchange Commission, upon its request.